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                            yesmail.com, inc.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  0

[                                                                              ]

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL.

1. Proposal to approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of December 14, 1999, by and among CMGI, Inc., Mars Acquisition, Inc., a wholly owned subsidiary of CMGI, and yesmail.com, inc., and the Merger.

                              For Against Abstain
                               0     0       0

2. and, in their discretion, upon such other matter or matters which may properly come before the Special Meeting or any and all or adjournment(s) thereof.

                              For Against Abstain
                               0     0       0

This Proxy should be marked, dated and signed by the stockholder(s) exactly as his, her or its name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person. If shares are held by joint tenants or as community property, both should sign.

     Dated:                                                             , 2000
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Signature(s)
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               PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.


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                            YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

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                               yesmail.com, inc.
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned stockholder of yesmail.com, inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement/Prospectus, each dated as of February 2, 2000, and hereby appoints David M. Tolmie and David B. Menzel, and each of them, proxies and attorneys-in-fact, with full power to each of substitution and resubstitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of yesmail.com, inc. to be held on March 10, 2000, at 10:00 a.m., local time, at the Hyatt Deerfield Hotel, 1750 Lake Cook Road, Deerfield, Illinois 60015, and at any and all adjournment(s) thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

  Both of such attorneys or substitutes as shall be present and shall act at said meeting or any and all adjournment(s) thereof (or if only one shall be present and acting, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

  THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, DATED AS OF DECEMBER 14, 1999, BY AND AMONG CMGI, INC., MARS ACQUISITION, INC., A WHOLLY OWNED SUBSIDIARY OF CMGI, AND YESMAIL.COM, INC., AND THE MERGER, AND, AS SAID PROXIES DEEM ADVISABLE, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

             (Continued and to be Signed and Dated on Reverse Side)